EXHIBIT 23.3

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated January 30, 2004, accompanying the balance sheet of A REIT, Inc. as of January 23, 2004 (date of inception), which is contained in this Registration Statement and Prospectus on Form S-11. We consent to the use of the aforementioned report in the Company’s Registration Statement and Prospectus and to the use of our name as it appears under the caption “Experts”.

/s/ GRANT THORNTON LLP

Irvine, California
February 12, 2004